EXHIBIT 8


                     POWELL, GOLDSTEIN, FRAZER & MURPHY LLP
                                 Sixteenth Floor
                           191 Peachtree Street, N.E.
                             Atlanta, Georgia 30303


                                         July 26, 1999



FLAG Financial Corporation
100 Union Street
P.O. Box 156
Vienna, Georgia  31092
Attention: J. Daniel Speight, Jr.

Abbeville Capital Corporation.
203 South Main Street
Abbeville, South Carolina  29620
Attention: Thomas D. Sherard, Jr.


          Re: Merger of Abbeville Capital Corporation into FLAG Financial Corporation

Ladies and Gentlemen:

     You have requested our opinion as to the tax consequences under the Internal Revenue Code of 1986, as amended (the "Code") of the proposed merger (the "Merger") of Abbeville Capital Corporation ("Abbeville"), a corporation organized and existing under the laws of the State of South Carolina, with and into FLAG Financial Corporation ("FLAG"), a corporation organized and existing under the laws of the State of Georgia, with FLAG as the surviving entity, in accordance with that certain Agreement and Plan of Merger (the "Merger Agreement") dated March 31, 1999, as amended, and incorporated herein by reference. Specifically, you have requested us to opine that the Merger will constitute a "tax-free" reorganization within the meaning of Section 368 of the Code.

     In rendering the opinions expressed below, we have examined the following documents (the "Documents"):

          (a)  The Merger Agreement and amendments thereto;

          (b) The Statements of Facts and Representations of Abbeville and FLAG that have been delivered to the undersigned and incorporated herein by reference; and

          (c) Such other documents and records as we have deemed necessary in order to enable us to render the opinions expressed below.

     Terms not otherwise defined in this opinion letter have the meaning given those terms in the Documents.

     In rendering the opinions expressed below, we have assumed, without any independent investigation or verification of any kind, that all of the information as to factual matters contained in the Documents is true, correct and complete. Any inaccuracy with respect to factual matters contained in the Documents or incompleteness in our understanding of the facts could alter the conclusion reached in this opinion.

     In addition, for purposes of rendering the opinions expressed below, we have assumed with your permission, that (i) all signatures on all Documents reviewed by us are genuine, (ii) all Documents submitted to us as originals are true and correct, (iii) all Documents submitted to us as copies are true and correct copies of the originals thereof, (iv) each natural person signing any Document reviewed by us had the legal capacity to do so, and (v) the Merger and the transactions contemplated in the Merger Agreement will be effected in accordance with the terms thereof.

     Finally, with your permission we have assumed that the sum of: (i) the amount of cash and the value of any property other than FLAG stock paid to Abbeville stockholders who exercise their statutory right to dissent to the Merger, (ii) the amount of cash and the value of any property other than FLAG stock given as consideration by FLAG (or a person related to FLAG within the meaning of Treasury Regulation Section 1.368-1(e)(2)) in exchange for Abbeville stock prior to, but in contemplation of, the Merger or in redemption of FLAG stock after the Merger, and (iii) the amount of cash paid to Abbeville stockholders in lieu of the issuance of fractional shares of FLAG stock will not exceed fifty percent (50%) of the value of all of the formerly outstanding shares of Abbeville stock as of the time of the Merger.

     OPINION

     Based upon the foregoing, it is our opinion that, provided the Merger qualifies as a statutory merger under the Georgia Business Corporation Code, the Merger will constitute a reorganization within the meaning of Code Section 368(a)(1)(A). Accordingly, it is our opinion that:

     a. No gain or loss will be recognized for federal income tax purposes by Abbeville stockholders upon the exchange of shares of Abbeville stock for shares of FLAG stock. Code Section 354(a).

     b. Cash received in lieu of fractional shares will be treated for federal income tax purposes as if the fractional shares were distributed and then redeemed by FLAG. The cash payments will be treated as having been received as a distribution in exchange for the fractional shares redeemed. Code Section 302(a); Rev. Rul. 66-365, 1966-2 C.B. 116.

     c. Abbeville stockholders that receive FLAG stock, including fractional shares, will have a basis in that FLAG stock equal to their basis in the Abbeville stock surrendered therefore. Code Section 358(a)(1).

     d. The holding period of the FLAG stock received by Abbeville stockholders will include the period during which the Abbeville stockholders held the Abbeville stock surrendered therefore, provided the Abbeville stock was held as a capital asset. Code Section 1223(1).

     e. Abbeville stockholders who receive solely cash pursuant to their statutory right to dissent will be treated as having received such payment in redemption of their stock, as provided in Code Section 302(a). Generally, any gain or loss recognized by any such Abbeville shareholder will be capital gain or loss, provided (i) the Abbeville common stock constitutes a capital asset in the hands of such shareholder, and (ii) the requirements of Section 302(b)(1), (2) or
          (3) of the Code are met. Each affected Abbeville shareholder should consult such shareholder's own tax advisor for the tax effect of such redemption (i.e., exchange treatment or dividend).

     f. No gain or loss will be recognized by Abbeville as a consequence of the Merger, except for gain or loss recognized pursuant to Treasury Regulations issued under Code Section 1502. Code Section 361(a).

     g. FLAG's basis in the assets received from Abbeville as part of the Merger will equal Abbeville's basis in the assets immediately prior to the Merger. Code Section 362(b).

     h. The holding period of the Abbeville assets transferred to FLAG as part of the Merger shall include the period during which such assets were held by Abbeville, provided the assets were held as capital assets. Code Section 1223(2).


                                    * * * * *

     Our opinions are based upon the facts as they exist today, the existing provisions of the Code, Treasury Regulations issued or proposed thereunder, published Revenue Rulings and releases of the Internal Revenue Service, and existing federal case law, any of which could be changed at any time. Any such change may be retroactive in application and could modify the legal conclusion upon which our opinions are based.

     In addition, this opinion does not address any tax considerations under foreign, state, or local laws, or the tax considerations to certain Abbeville stockholders in light of their particular circumstances, including persons who are not United States persons, dealers in securities, tax-exempt entities, stockholders who do not hold Abbeville common stock as "capital assets" within the meaning of Code Section 1221, and stockholders who acquired their shares of Abbeville common stock pursuant to the exercise of Abbeville options or otherwise as compensation.

     This opinion letter is being furnished only to the parties to which it is addressed and is solely for their benefit. No other person shall be entitled to rely on the opinions without our prior express written consent. This opinion letter may not be used, circulated, quoted, published, or otherwise referred to for any purpose without our prior express written consent, except that we consent to the inclusion of this opinion as an exhibit to the registration statements required under the Securities Act of 1933 (the "Securities Act") in connection with the Distribution and the Merger. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder. Our opinions are limited to the matters stated herein, and no opinion is implied or may be inferred beyond the opinions expressly stated herein.

                                         Very truly yours,




                                /s/ POWELL, GOLDSTEIN, FRAZER & MURPHY LLP

                                         July 26, 1999


Powell, Goldstein, Frazer & Murphy LLP
191 Peachtree Street, N.E.
Atlanta, Georgia 30303


Ladies and Gentlemen:

This STATEMENT OF FACTS AND REPRESENTATIONS made by the management of FLAG Financial Corporation is intended to provide Powell, Goldstein, Frazer & Murphy LLP with certain facts and representations that may be relied upon in connection with the issuance of an opinion as to certain Federal income tax consequences that will arise upon consummation of the statutory merger (the "Merger") of Abbeville Capital Corporation, a corporation organized and existing under the laws of the State of Georgia ("Abbeville"), with and into FLAG Financial Corporation, a corporation organized and existing under the laws of the State of Georgia ("FLAG"), with FLAG as the survivor.

The undersigned hereby certifies, to the best of his or her knowledge and belief, after due inquiry and investigation, as follows:

     (a) Except for the receipt of cash by dissenters or in lieu of the issuance of fractional shares of FLAG stock in the Merger, all of the Abbeville stock outstanding immediately prior to the Merger will be exchanged solely for FLAG common stock. Thus, other than the receipt of cash by dissenters or in lieu of fractional shares, no consideration will be paid or received (directly or indirectly, actually or constructively) for Abbeville stock other than FLAG common stock.

     (b) The fair market value of the FLAG stock and other consideration, if any, received by each Abbeville shareholder will be approximately equal to the fair market value of the Abbeville stock surrendered in the exchange.

     (c) Neither FLAG nor any "related person" of FLAG (as such term is defined by Treasury Regulation 1.368-1(e)(3)) has acquired any of the Abbeville stock in contemplation of the Merger, nor will acquire, purchase or redeem any of the FLAG common stock to be issued to the Abbeville stockholders in connection with the Merger.

     (d) FLAG has no plan or intention to sell or otherwise dispose of any of the assets of Abbeville or its subsidiaries to be acquired in the Merger, except for dispositions to be made in the ordinary course of business.

     (e) Following the Merger, FLAG will continue a historic business of Abbeville and its subsidiaries, or use a significant portion of the historic business assets of Abbeville and its subsidiaries in a business.

     (f) FLAG will pay the expenses, if any, it incurs in connection with the Merger.

     (g) There is no indebtedness, other than indebtedness that arose in the ordinary course of the parties' trades or businesses, existing between FLAG (or its subsidiaries) and Abbeville (or its subsidiaries) that was issued, acquired, or will be settled at a discount.

     (h)  FLAG  is  not  an   investment   company   as   defined   in   Section
          368(a)(2)(F)(iii) and (iv) of the Internal Revenue Code of 1986, as amended (the "Code").

     (i) The payment of cash in lieu of the issuance of fractional shares of FLAG stock is solely for the purposes of avoiding the expense and inconvenience to FLAG of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the transaction to Abbeville stockholders instead of issuing fractional shares of FLAG will not exceed one percent of the total consideration that will be issued in the transaction to Abbeville stockholders. The fractional share interest of each Abbeville shareholder will be aggregated and no shareholder will receive cash in an amount equal to or greater than the value of one full share of FLAG stock.

     (j) None of the compensation received by any shareholder-employees of Abbeville will be separate consideration for, or allocable to, any of their shares of Abbeville stock; none of the shares of FLAG stock received by any shareholder-employees of Abbeville will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employees of Abbeville will be for services actually rendered and will be determined by bargaining at arm's length.

     (k) The Agreement and Plan of Merger between FLAG and Abbeville dated as of July 22, 1999 and the attachments thereto represent the entire understanding of Abbeville and FLAG with respect to the Merger.

     (l) Unless required by a "determination" (as defined in Section 1313 of the Code) or as otherwise required by applicable law, FLAG will not take any position on any tax returns or any other action or reporting position which is inconsistent with the qualification of the Merger as a reorganization under Section 368(a)(1)(A) of the Code or which is inconsistent with any of the representations in this letter.

     (m) The aggregate amount of cash to be paid to Abbeville stockholders in connection with the Merger, including cash paid to Abbeville stockholders who will exercise their dissenters' rights by electing to accept cash for their Abbeville stock in lieu of FLAG stock and cash issued to Abbeville stockholders in lieu of the issuance of fractional shares, will not exceed 50 percent of the value of the Abbeville stock outstanding at the time of the Merger.

     (n) The Merger is being entered into for valid business reasons as set forth in the Registration Statement on Form S-4 and not solely for tax purposes.


                                         FLAG FINANCIAL CORPORATION


                               By:      /s/ J. Daniel Speight, Jr.
                                        --------------------------

                               Title:   President and Chief Executive Officer
                                        -------------------------------------

                               Date:    July 26, 1999
                                        -------------

                                         July 26, 1999



Powell, Goldstein, Frazer & Murphy LLP
191 Peachtree Street, N.E.
Atlanta, Georgia  30303


Ladies and Gentlemen:

This STATEMENT OF FACTS AND REPRESENTATIONS made by the management of Abbeville Capital Corporation is intended to provide Powell, Goldstein, Frazer & Murphy LLP with certain facts and representations that may be relied upon in connection with the issuance of an opinion as to certain Federal income tax consequences that will arise upon consummation of the statutory merger (the "Merger") of Abbeville Capital Corporation, a corporation organized and existing under the laws of the State of South Carolina ("Abbeville"), with and into FLAG Financial Corporation, a corporation organized and existing under the laws of the State of Georgia ("FLAG"), with FLAG as the survivor.

The undersigned hereby certifies, to the best of his or her knowledge and belief, after due inquiry and investigation, as follows:

     (a) Except for the receipt of cash by dissenters or in lieu of the issuance of fractional shares of FLAG in the Merger, all of the Abbeville stock outstanding immediately prior to the Merger will be exchanged solely for FLAG common stock. Thus, other than the receipt of cash by dissenters or in lieu of fractional shares, no consideration will be paid or received (directly or indirectly, actually or constructively) for the Abbeville stock exchanged in the Merger, other than FLAG common stock.

     (b) The fair market value of the FLAG stock and other consideration, if any, received by each Abbeville shareholder in the Merger will be approximately equal to the fair market value of the Abbeville stock surrendered in the exchange.

     (c) To the best knowledge of Abbeville, FLAG has no present plan or intention to redeem any of its stock issued in the Merger, there is no present plan or intention on the part of the Abbeville stockholders to sell any of the FLAG stock received in the Merger to a person related (as defined in Treasury Regulation Section 1.368-1(e)(3)) to FLAG, and no Abbeville shareholder has sold Abbeville stock to FLAG or any person related to FLAG or Abbeville in contemplation of the Merger.

     (d) The liabilities, if any, of Abbeville to be assumed by FLAG and the liabilities, if any, to which the transferred assets of Abbeville are subject were incurred by Abbeville in the ordinary course of its business.

     (e) Abbeville and its stockholders will pay their respective expenses, if any, incurred in connection with the Merger.

     (f) There is no indebtedness, other than indebtedness that arose in the ordinary course of the parties' trades or businesses, existing between FLAG (or its subsidiaries prior to the Merger) and Abbeville (or its subsidiaries prior to the Merger) that was issued, acquired or will be settled at a discount.

     (g)  Abbeville  is  not  an  investment   company  as  defined  in  Section
          368(a)(2)(F)(iii) and (iv) of the Internal Revenue Code of 1986, as amended (the "Code").

     (h) The aggregate amount of cash to be issued to Abbeville stockholders in connection with the Merger, including cash issued to Abbeville stockholders who will exercise their dissenters' rights by electing to accept cash for their Abbeville stock in lieu of FLAG stock and cash issued to Abbeville stockholders in lieu of the issuance of fractional shares, will not exceed 50 percent of the value of the Abbeville stock outstanding at the time of the Merger.

     (i) None of the compensation received by any shareholder-employees of Abbeville will be separate consideration for, or allocable to, any of their shares of Abbeville stock; none of the shares of FLAG stock received by any shareholder-employees of Abbeville will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employees of Abbeville will be for services actually rendered and will be determined by bargaining at arm's length.

     (j) Abbeville is not under the jurisdiction of a court in a title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

     (k) The fair market value and total adjusted basis of the assets of Abbeville transferred to FLAG will equal or exceed the sum of the liabilities, if any, assumed by FLAG, plus the amount of liabilities, if any, to which the transferred assets are subject.

     (l) The Merger will be effected in accordance with the Agreement and Plan of Merger by and between Abbeville and FLAG, as amended.

     (m) Unless required by a "determination" (as defined in Section 1313 of the Code) or as otherwise required by applicable law, Abbeville will not take, and the management of Abbeville is not aware of any plan or intention of Abbeville stockholders to take any position on any Federal, state or local tax return, or take any other action or reporting position, which is inconsistent with the merger of Abbeville into FLAG as a tax-free reorganization under Section 368(a)(1)(A) of the Code, or which is inconsistent with the representations made in this letter.

     (n) The Merger is being entered into for valid business reasons as set forth in the Registration Statement on Form S-4 and not solely for tax purposes.


                                         ABBEVILLE CAPITAL CORPORATION



                               By:      /s/ Thomas D. Sherard, Jr.
                                        --------------------------

                               Title    President and Chief Executive Officer
                                        -------------------------------------

                               Date:    July 26, 1999
                                        -------------